Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
January 30, 2003